FARNSWORTH BANCORP, INC.

                                789 Farnsworth Avenue * Bordentown, NJ 08505
                                609-298-0723 * FAX 609-298-5321

GARY N. PELEHATY
PRESIDENT
CHIEF EXECUTIVE OFFICER


FOR IMMEDIATE RELEASE                FOR FURTHER INFORMATION CONTACT:
---------------------                --------------------------------
April 18, 2003                       Gary N. Pelehaty,
                                     President and Chief Executive Officer
                                    (609) 298-0723


                 FARNSWORTH BANCORP, INC. DECLARES CASH DIVIDEND


         Bordentown, New Jersey--April 18, 2003-- Farnsworth Bancorp, Inc. (OTC BB-FNSW), the parent holding company of Peoples Savings Bank, Bordentown, New Jersey, today announced the declaration of a $0.05 per share cash dividend payable on May 12, 2003 to stockholders of record as of the close of business on May 1, 2003. The directors voted to pay this dividend after reviewing the Company's results of operations and financial condition at and for the three and six months ended March 31, 2003. "This dividend is consistent with our announcement in October 2002 of the Board's adoption of a semi-annual cash dividend policy and continues our commitment to enhancing stockholder value in our Company" according to Mr. Gary N. Pelehaty, President and CEO of the Company.

         The Board's determination and declaration of cash dividends by the Board of Directors is subject to a number of factors, including the financial condition of the Company and the Bank, and regulatory restrictions on the payment of dividends by the Bank to the Company . If paid, such dividends may be reduced or eliminated in future periods.

         Peoples Savings Bank is a federally chartered stock savings bank which conducts its business from its main office in Bordentown, New Jersey and two branch offices located in Florence and Mt. Laurel, New Jersey. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). The Company's common stock is traded on the OTC Bulletin Board under the symbol "FNSW."

         This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Farnsworth Bancorp, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


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